THE X-CHANGE CORPORATION

a Nevada corporation

AMENDED AND RESTATED BYLAWS

EFFECTIVE AS OF

DECEMBER 28, 2007

TABLE OF CONTENTS

ARTICLE I OFFICES

Section 1.1. Principal Office
Section 1.2. Other Offices

ARTICLE II STOCKHOLDERS

Section 2.1. Annual Meeting
Section 2.2. Special Meetings.
Section 2.3. Place of Meetings
Section 2.4. Notice of Meetings.
Section 2.5. Determination of Stockholders of Record.
Section 2.6. Quorum; Adjourned Meetings.
Section 2.7. Voting.
Section 2.8. Proxies
Section 2.9. No Action Without A Meeting
Section 2.10. Organization.
Section 2.11. Absentees’ Consent to Meetings; Waiver of Notice.
Section 2.12. Director Nominations
Section 2.13. Advance Notice of Stockholder Proposals and

Director Nominations by Stockholders.

Section 2.14. Provisions Applicable to Acquisitions of Controlling Interests..................11

ARTICLE III DIRECTORS

Section 3.1. General Powers; Performance of Duties
Section 3.2. Number, Tenure, and Qualifications
Section 3.3. Chairman of the Board
Section 3.4. Vice-Chairman of the Board
Section 3.5. Removal and Resignation of Directors
Section 3.6. Vacancies; Newly Created Directorships
Section 3.7. Annual and Regular Meetings
Section 3.8. Special Meetings
Section 3.9. Place of Meetings
Section 3.10. Notice of Meetings
Section 3.11. Quorum; Adjourned Meetings.
Section 3.12. Manner of Acting; Presumption of Assent
Section 3.13. Telephonic Meetings
Section 3.14. Action Without Meeting
Section 3.15. Powers and Duties.
Section 3.16. Committees
Section 3.17. Compensation
Section 3.18. Organization
Section 3.19. Advisory Panels

ARTICLE IV OFFICERS

Section 4.1. Election
Section 4.2. Removal; Resignation
Section 4.3. Vacancies
Section 4.4. Chief Executive Officer
Section 4.5. President
Section 4.6. Vice Presidents
Section 4.7. Secretary
Section 4.8. Assistant Secretaries
Section 4.9. Treasurer
Section 4.10. Assistant Treasurers
Section 4.11. Execution of Negotiable Instruments, Deeds and Contracts

ARTICLE V CAPITAL STOCK

Section 5.1. Issuance
Section 5.2. Stock Certificates and Uncertificated Shares.
Section 5.3. Surrendered; Lost or Destroyed Certificates
Section 5.4. Replacement Certificate
Section 5.5. Transfer of Shares
Section 5.6. Transfer Agent; Registrars
Section 5.7. Miscellaneous

ARTICLE VI DISTRIBUTIONS

ARTICLE VII RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

Section 7.1. Records
Section 7.2. Corporate Seal
Section 7.3. Fiscal Year-End

ARTICLE VIII INDEMNIFICATION

Section 8.1. Indemnification and Insurance.
Section 8.2. Amendment

ARTICLE IX CHANGES IN NEVADA LAW

ARTICLE X AMENDMENT OR REPEAL

Section 10.1. Amendment of Bylaws.

AMENDED AND RESTATED BYLAWS

OF

THE X-CHANGE CORPORATION

a Nevada corporation ARTICLE I

OFFICES

Section 1.1. Principal Office. The principal office and place of business of The X-Change Corporation (the “Corporation”) shall be at such location within or without the State of Nevada as may be determined from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2. Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The Corporation’s resident agent and the street address of the Corporation’s resident agent in Nevada shall be as determined by the Board of Directors from time to time.

ARTICLE II

STOCKHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and such other business, if any, may be transacted as may be brought before the meeting pursuant to this Section 2.1. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in Section 2.13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the applicable notice procedures set forth in Section 2.13.

Section 2.2. Special Meetings.

(a) Subject to the rights of the holders of preferred stock, if any, special meetings of the stockholders may be called only by the chairman of the board, if any, or the chief executive officer, if any, or, if there be no chairman of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request of at least a majority of the directors in office. Such request shall state the purpose or purposes of the meeting. Stockholders shall have no right to request or call a special meeting.

(b) No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting or matters incident to the conduct of the meeting as the chairman of the meeting shall determine to be appropriate.

Section 2.3. Place of Meetings. Any meeting of the stockholders of the Corporation may be held at any location in or out of the State of Nevada and the United States as may be designated in the notice of meeting. The Board of Directors may, in its sole discretion, permit stockholders to participate in a meeting of the stockholders by means of a telephone conference or video or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section 2.3 constitutes presence in person at the meeting.

Section 2.4. Notice of Meetings.

(a) The president, the chief executive officer, if any, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders entitled to vote at the meeting written notice of any stockholders’ meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting, the means of telephone conference or video or similar method of communication, if any, by which stockholders and proxy holders may be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called. The notice shall contain or be accompanied by such additional information as may be required by Nevada Revised Statutes (“NRS”).

(b) In the case of an annual meeting, subject to Section 2.13 below, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenters’ rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

(c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation.

(d) The written certificate or affidavit of the individual signing a notice of meeting, the secretary, the assistant secretary, if any, or transfer agent of the Corporation, setting forth the substance of the notice or having a copy thereof attached and the date the notice was mailed or personally delivered to the stockholders, shall be prima facie evidence of the manner and fact of giving such notice in accordance with this Section 2.4.

Section 2.5. Determination of Stockholders of Record.

(a) For the purpose of (i) determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or (ii) determining the stockholders entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or (iii) any other lawful action, the directors may fix, in advance, a record date, which (x) in the case of clause (i) above, shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting and (y) in the case of clause (ii) or (iii) above, shall not be more than sixty (60) days prior to such action.

(b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors may fix a new record date for any adjourned meeting; provided, however, the Board of Directors shall fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

Section 2.6. Quorum; Adjourned Meetings.

(a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of all outstanding shares of the Corporation’s capital stock entitled to vote at the meeting, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

(b) If a quorum is not represented in person or by proxy, at any meeting of the stockholders, the stockholders representing a majority of the voting power of the Corporation’s capital stock entitled to vote thereat who are present, in person or by proxy, or the chairman of the meeting, including any adjourned meeting, whether or not a quorum is present, may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

Section 2.7. Voting.

(a) Unless otherwise provided in the NRS, in the Articles of Incorporation, or in the resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation (if any such authority is so vested), each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of stock which has voting power upon the matter in question.

(b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual at the close of business on the record date (including pledged  shares) shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may cast votes carried by such             shares even though the shares do not stand of record in the name of the receiver; provided, that the order of a court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c) With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the Board of Directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chairman of the board, if any, president, chief executive officer, if any, or any vice president of such corporation, upon presentation to the Corporation of satisfactory evidence of his or her authority to do so; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder, upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d) Notwithstanding anything to the contrary contained herein and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e) If any holder votes any of such stockholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f) With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, (unless the secretary is given timely written notice to the contrary accompanied by a copy of the governing instrument or order) votes may be cast in the following manner:

(i) If only one person votes, the vote of such person binds all;

(ii) If more than one person casts votes, the act of the majority so voting binds all; and

(iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g) If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS, any rules or regulations applicable to the Corporation or its securities or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

(h) If a quorum is present, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

(i) In determining the right to vote shares of the Corporation pursuant to this Section 2.7 or otherwise, the Corporation may rely on any instruments or statements presented to it, provided that the Corporation has the right, but not the obligation, to require and review such proof of ownership and voting rights as it determines in good faith. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a stockholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder. All decisions of the Corporation shall be valid and binding unless and until a court of competent jurisdiction determines otherwise. Neither the Corporation nor any of its directors, officers or agents who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section 2.7 shall be liable for the consequences of any such acceptance or rejection.

Section 2.8. Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada. No such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, not to exceed seven years. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by delivering to the secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

Section 2.9. Actions Without A Meeting. Any action required by the NRS to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote if a written consent or consents in writing, setting forth the action so taken, shall have been signed by holders of the requisite percentage of stockholders required to approve the action that is the subject matter of the consent, and such consent shall have the same force and effect as an affirmative vote of the stockholders. Every written consent pursuant to this Section 2.9 shall be signed, dated, and delivered in the manner required by, and shall become effective at the time and remain effective for the period specified by, the NRS. A telegram, telex, cablegram, or similar transmission by a stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a stockholder shall be regarded as signed by said stockholder for purposes of this Section. Notice in accordance with the notice requirements of the NRS of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who do not consent in writing to the action.

Section 2.10. Organization.

(a) Meetings of stockholders shall be presided over by the chairman of the board or the chief executive officer, or, in the absence of the chairman or the chief executive officer, by the vice-chairman of the board, or in the absence of the vice-chairman, the president, or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or, in the absence of such designation by the Board of Directors, by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary, or in the absence of the secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the Corporation, (iii) restrictions on entry to such meeting after the time prescribed for the commencement thereof, (iv) limitations on attendance at or participation in the meeting applicable to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, and (v) the date and time of the opening and closing of the voting polls for each matter upon which the stockholders will vote at a meeting. The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is appointed or able to act at a meeting, the chairman of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the any court properly applying jurisdiction over the Corporation upon application by a stockholder shall determine otherwise.

Section 2.11. Absentees’ Consent to Meetings; Waiver of Notice.

(a) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

(b) All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting.

Section 2.12. Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights, if any, of the holders of preferred stock to nominate and elect directors, nominations of persons for election to the Board of Directors of the Corporation may be made by the Board of Directors, by a duly authorized committee appointed by the Board of Directors, or by any stockholder of record entitled to vote in the election of directors who complies with the notice procedures set forth in Section 2.13 below.

Section 2.13. Advance Notice of Stockholder Proposals and Director Nominations by Stockholders.

(a) Annual Meetings of Stockholders.

(i) At any annual meeting of stockholders, proposals by stockholders and person or persons (as the case may be) nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given by the stockholder as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law, the Articles of Incorporation and these Bylaws. To be timely, notice of any proposal to be presented by any stockholder or of the name of any person or persons (as the case may be) to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered personally to, or mailed to, and received at the principal office of the Corporation, addressed to the attention of the secretary not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that in the event that either (A) the annual meeting of stockholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year’s annual meeting of stockholders, or (B) no annual meeting was held during the prior year, notice by the stockholder to be timely must be received (x) not earlier than the close of business on the 120th day prior to such annual meeting and (y) not later than the close of business on the latter of the 90th day prior to such annual meeting or the close of business on the 10th day following the day the notice of such annual meeting was made by mail or the first public announcement or disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date.

(ii) Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and a brief written statement of the reasons why such stockholder favors the proposal. Such notice shall also set forth (A) such stockholder’s name and address, (B) the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder, (C) the name in which such shares are registered on the stock transfer books of the Corporation and if such stockholder is not the holder of record at the time the notice provided for in this Section 2.13, a representation that such stockholder has a valid proxy granted by the record holder at the time of such notice which is in full force and effect and which authorizes the stockholder to make and vote on such proposal together with an attached complete copy of such proxy, (D) a representation that the stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to submit the business to be submitted, (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”)) which intends to (x) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding common stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination and (F) any material interest of such stockholder and/or beneficial owner in the proposal (other than as a stockholder). In addition, the stockholder making such proposal shall promptly provide any other information required by law or otherwise reasonably requested by the Corporation.

(iii) Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director of the Corporation shall deliver the notice described in, and in accordance with, Section 2.13(a)(ii) above, together with a written statement setting forth (A) the name, business address and residence address of the person to be nominated; (B) the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”) (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Corporation), and any other information regarding such person which would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC or other applicable law, had such nominee been nominated, or intended to be nominated by the Board of Directors; (C) such person’s signed consent to serve as a director of the Corporation if elected; (D) the number and class of all shares of each class of stock of the Corporation beneficially owned by such person; (E) a representation that such stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (F) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder. The Corporation may require any stockholder desiring to nominate any person for election as a director to furnish such other information as it may reasonably require to determine the eligibility of such nominee to serve as a director of the Corporation.

(b) Special Meetings of Stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting. At any such special meeting of stockholders any person or persons (as the case may be) nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given by the stockholder as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law, the Articles of Incorporation and these Bylaws. To be timely, the notice otherwise required at an annual meeting of stockholders by clauses (a)(ii) and (a)(iii) of this Section 2.13 shall be delivered personally to, or mailed to, and received at the principal office of the Corporation, addressed to the attention of the secretary not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the latter of the 90th day prior to such special meeting or the 10th day following the day the notice of such special meeting was made by mail or the first public announcement or disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date.

(c) General.

(i) The chairman of the board or the chairman of the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been duly given. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with these Bylaws. Notwithstanding the foregoing provisions hereof, a stockholder shall also comply with all applicable requirements of the Act, and the rules and regulations thereunder with respect to the matters set forth herein and any stockholder proposal may be excluded if the exclusion of such stockholder proposal is permitted by the applicable regulations of the SEC. Nothing in this Section 2.13 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Articles of Incorporation.

(ii) Notwithstanding the foregoing provisions of this Section 2.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present the stockholder nomination or proposal, as applicable, such nomination or proposal shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Once business has been properly brought before the meeting in accordance with the foregoing procedures, nothing herein shall be deemed to preclude discussion by any stockholder of such business; provided, however, that if the stockholder bringing such matter before the meeting withdraws such matter, such matter shall no longer be properly before the meeting.

(iii) As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Act), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Act, as well as all shares as to which such person, together with such person’s affiliates and associates, has a right to become the beneficial owner pursuant to any agreement or understanding, whereupon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions).

(iv) In no event shall any public announcement or disclosure of an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the giving of a notice by a stockholder under this Section 2.13. For purposes of this Section 2.13, public announcement or disclosure of the date of a forthcoming meeting may be made by the Corporation not only by giving formal notice of the meeting, but also by notice to a national securities exchange, the Nasdaq National Market or the Nasdaq Capital Market (if a corporation’s common stock is then listed on such exchange or quoted on either such Nasdaq market), by filing a report under Section 13 or 15(d) of the Act (if the Corporation is then subject thereto), by mailing to stockholders, or by a general press release.

Section 2.14. Provisions Applicable to Acquisitions of Controlling Interests. Notwithstanding any Section of these Bylaws to the contrary, NRS 78.378 to 78.3793 dealing with restrictions on the acquisition of controlling interests of a Nevada corporation and the voting rights of acquiring stockholders of a Nevada corporation shall not apply to the Corporation or to the acquisition of a controlling interest thereto by existing or future stockholders of the Corporation, whether or not identified.

ARTICLE III

DIRECTORS

Section 3.1. General Powers; Performance of Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation.

Section 3.2. Number, Tenure, and Qualifications. The Board of Directors of the Corporation shall consist of at least one (1) individual(s) and not more than nine (9) individuals. The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time by resolution adopted by the Board of Directors of the Corporation without amendment to these Bylaws or the Articles of Incorporation. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.2 shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of the stockholders to remove directors as is hereinafter provided.

Section 3.3. Chairman of the Board. The Board of Directors shall elect a chairman of the board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as may be provided by law.

Section 3.4. Vice-Chairman of the Board. The Board of Directors may elect a vice-chairman of the board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors at which he or she shall be present and the chairman is not present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as may be provided by law.

Section 3.5. Removal and Resignation of Directors. Subject to any rights of the holders of preferred stock and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. In addition, the Board of Directors of the Corporation, to the extent permitted by law may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the chairman of the board, if any, the president or the secretary, or in the absence of all of them, any other officer. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6. Vacancies; Newly Created Directorships. Subject to any rights of the holders of preferred stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors. When any director shall give notice of resignation effective at a future date, the Board of Directors may fill such vacancy to take effect when such resignation shall become effective in accordance with the NRS.

Section 3.7. Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected, the Board of Directors, including directors newly elected, may hold its annual meeting without call or notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

Section 3.8. Special Meetings. Except as otherwise required by law, and subject to any rights of the holders of preferred stock, special meetings of the Board of Directors may be called only by the chairman of the board, if any, or the chief executive officer, if any, or if there be no chairman of the board or chief executive officer, by the president or the secretary, and shall be called by the chairman of the board, if any, the chief executive officer, if any, or if there be no chairman of the board or chief executive officer, the president or the secretary upon the request of at least a majority of the authorized number of directors. If the chairman of the board or the chief executive officer, or if there be no chairman of the board or chief executive officer, each of the president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by a written request signed by at least a majority of the directors in office.

Section 3.9. Place of Meetings. Any regular or special meeting of the directors of the Corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

Section 3.10. Notice of Meetings. Except as otherwise provided in Section 3.7 above, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least twenty-four (24) hours before the time of such meeting, a copy of a written notice of any meeting (a) by delivery of such notice personally, (b) by mailing such notice postage prepaid, (c) by facsimile, (d) by telephone, (e) by overnight courier, (f) by telegram, or (g) by electronic transmission or electronic writing, including, but not limited to, email. If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via facsimile, by electronic transmission or electronic writing, including, but not limited to, email, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting shall constitute waiver of notice of the meeting unless such director attends such meeting for the sole purpose of making an objection, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or a committee thereof need be specified in the notice or waiver of notice of such meeting.

Section 3.11. Quorum; Adjourned Meetings.

(a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business. If any time during a meeting duly assembled by the majority of the directors in office a quorum is no longer present said meeting shall continue as if a quorum was present and the meeting duly assembled; provided, however, that any action requiring a vote shall not be taken unless a quorum has been reestablished.

(b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.12. Manner of Acting; Presumption of Assent. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.13. Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or video or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section 3.13 constitutes presence in person at the meeting.

Section 3.14. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or the committee consent thereto in writing. The written consent may be signed in counterparts, including, without limitation, facsimile counterparts. The writing or writings shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.15. Powers and Duties.

(a) Except as otherwise restricted by the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee in accordance with Section 3.16, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

(b) The Board of Directors, in its discretion, or the chairman of the meeting, in his discretion, may (i) require that any votes cast at such meeting shall be cast by written ballot, and/or (ii) submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

Section 3.16. Committees. Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:

(a) Designation and Appointment. The Board of Directors may designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate or under no name. The Board of Directors may adopt charters for one or more such committees.

(b) Members; Alternate Members; Terms. Each committee thus designated and appointed shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board of Directors, replace absent or disqualified members at any meeting of that committee. If the Board of Directors has not designated alternate members to a committee, then in the absence or disqualification of a member of a committee from a meeting, the member or members thereof present at such meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member (“substitute member"). The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

(c) Authority. Each committee, to the extent provided in the resolution of the Board of Directors creating same and the charter of such committee, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board of Directors.

(d) Records. Each committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

(e) Change in Number. The number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by of the Board of Directors.

(f) Vacancies. Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 3.16.

(g) Removal. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the Board of Directors, with or without cause.

(h) Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee, or in the absence of such designation, as the notice calling the meeting of the committee, may designate.

(i) Quorum; Requisite Vote. Unless otherwise specified in the resolution of the Board of Directors designating a committee or the charter for such committee, at meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors to such committee shall constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum, alternate members or substitute members acting in the place of members at a meeting shall be counted to the same extent as the members of the committee they are replacing provided, however, that for purposes of determining the presence of a quorum, alternate members and substitute members (whether or not acting in the place of members at a meeting) shall not be included in the number of members designated by the Board of Directors to such committee. The act of a majority of the members (and alternate members or substitute members if acting in the place of members) of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(j) Organization. Meetings of each committee shall be presided over by a chairman, or in the absence of a chairman, by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Section 3.17. Compensation. The Board of Directors or a committee specifically authorized by the Board of Directors to authorize compensation, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board of Directors or a committee establishes the compensation of directors pursuant to this Section 3.17, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.18. Organization. Meetings of the Board of Directors shall be presided over by the chairman of the board, or in the absence of the chairman of the board by the vice-chairman, or in his or her absence by a chairman chosen at the meeting by the directors present. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

Section 3.19. Advisory Panels. The Board of Directors may appoint one or more advisory panels to consult and advise the board on technical or other matters as the Board of Directors may determine and upon such terms and at such times as the Board of Directors may determine. The advisory panel members shall not be directors, officers, or committee members and shall have none of the powers or duties thereof.

ARTICLE IV

OFFICERS

Section 4.1. Election. The Board of Directors shall elect and appoint a president and a secretary at its annual meeting or at such other time or times as the Board of Directors shall determine. Said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and appointed and shall qualify or until their earlier death, resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the board, and shall have such powers and duties and be paid such compensation as may be directed by the board. Any individual may hold two or more offices. The election or appointment of an officer shall not of itself create contract rights.

Section 4.2. Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3. Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section 4.4. Chief Executive Officer. The Board of Directors may elect a chief executive officer who, subject to the supervision and control of the Board of Directors and of any duly authorized committee thereof, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation. The chief executive officer shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. The chief executive officer shall perform such other duties and have such other powers which are delegated to him or her by the Board of Directors, these Bylaws or as may be provided by law.

Section 4.5. President. The president, subject to the supervision and control of the Board of Directors, any duly authorized committee thereof, and the chief executive officer, if any, shall in general actively supervise and control the business and affairs of the Corporation and, in the chief executive officer’s absence, at the request of the Board of Directors, the president shall perform all of the duties of the chief executive officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the chief executive officer. The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, if any, these Bylaws or as may be provided by law.

Section 4.6. Vice Presidents. The Board of Directors may elect one or more executive vice presidents, senior vice presidents and vice presidents. In the absence or disability of the president, or at the chief executive officer’s or president’s request, the vice president or vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the chief executive officer (or in the chief executive officer’s absence, the president), shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.7. Secretary. The secretary shall attend all meetings of the stockholders, the Board of Directors, and shall keep, or cause to be kept, the minutes of proceeds thereof in books provided for that purpose and shall perform like duties for committees of the Board of Directors, when required. He or she shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The secretary shall be custodian of the corporate seal, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct. The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.8. Assistant Secretaries. An assistant secretary shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.9. Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer (“treasurer”), subject to the order of the Board of Directors, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto. The treasurer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the chairman of the board, if any, the chief executive officer, if any, or the president. The treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law. The treasurer shall, if required by the Board of Directors, give bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the treasurer and for restoration to the Corporation, in the event of the treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation. If a chief financial officer of the Corporation has not been appointed, the treasurer may be deemed the chief financial officer of the Corporation.

Section 4.10. Assistant Treasurers. An assistant treasurer shall, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer. He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, the treasurer, these Bylaws or as may be provided by law. The Board of Directors may require an assistant treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of the assistant treasurer, and for restoration to the Corporation, in the event of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

Section 4.11. Execution of Negotiable Instruments, Deeds and Contracts. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of the facsimile signatures of any such persons. Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

ARTICLE V

CAPITAL STOCK

Section 5.1. Issuance. Shares of the Corporation’s authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2. Stock Certificates and Uncertificated Shares.

(a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by officers or agents designated by the Board of Directors for the purpose, certifying the number of shares of stock owned by him, her or it in the Corporation; provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number of shares owned by him, her or it in the Corporation and, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by law, the rights and obligations of the stockholders shall be identical whether or not their shares of stock are represented by certificates.

(c) Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the above, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS and/or such other federal, state or local laws or regulations then in effect.

Section 5.3. Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount satisfactory to the Board of Directors or an authorized officer which amount may be in excess of the current market value of the stock, and upon such terms as the treasurer, other officer who is so authorized, or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4. Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5. Transfer of Shares. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation. Subject to the provisions hereof, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:

(a) Endorsement. Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate;

(b) Guaranty and Effectiveness of Signature. The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the New York Stock Exchange or otherwise deemed appropriate by the Board of Directors, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective;

(c) Adverse Claims. The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim;

(d) Collection of Taxes. Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

(e) Additional Requirements Satisfied. Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation thereto, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

Section 5.6. Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7. Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

ARTICLE VI

DISTRIBUTIONS

Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.5 above, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

ARTICLE VII

RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

Section 7.1. Records. All original records of the Corporation, shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.2. Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3. Fiscal Year-End. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) For purposes of this Article, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 8.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii) Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that a director or officer of the Corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2. Amendment. The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X below), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) by the stockholders as set forth in Article X hereof; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE IX

CHANGES IN NEVADA LAW

References in these Bylaws to Nevada law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE X

AMENDMENT OR REPEAL

Section 10.1. Amendment of Bylaws.

(a) Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind these Bylaws.

(b) Stockholders. Notwithstanding Section 10.1(a) above, these Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding voting power of the Corporation’s capital stock, voting together as a single class.